Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements No. 333-128202 and No. 333-134249 on Forms S-8 and the Registration Statement No. 333-146121 and No. 333-157631 on Forms S-3 of Parke Bancorp, Inc. of our report, dated March 21, 2014, relating to our audit of the 2013 Consolidated Financial Statements of Parke Bancorp, Inc., which appear in the Annual Report on Form 10-K of Parke Bancorp, Inc. for the year ended December 31, 2013.

/s/McGladrey LLP

Blue Bell, Pennsylvania
March 21, 2014